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                                                                     Exhibit 3.2


                           Certificate of Designation,
                          Preferences and Rights of the
                          Marriott International, Inc.
                       Capped Convertible Preferred Stock


         I, W. David Mann, Secretary, of Marriott International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of this Corporation, such Board of Directors on August 5, 1999, November 4, 1999 and June 13, 2000, adopted resolutions creating a series of one hundred thousand (100,000) shares of Preferred Stock designated as Capped Convertible Preferred Stock, as follows:

         RESOLVED, that, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock no par value, stated value of $10,000 per share, of the Corporation be and hereby is established, and that the designation and amount thereof and voting powers, preferences, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1.    Definitions.  For purposes of this Certificate of Designation,
               -----------
the following terms shall have the meanings described:

         "Business Day" means any day other than a Saturday, Sunday or a Legal Holiday.

         "Cap Amount" shall be 150% of the Floor Price from the Original Issue Date through the fourth anniversary of the Original Issue Date. After the fourth anniversary of the Original Issue Date through the fifth anniversary of the Original Issue Date, the Cap Amount will be 165% of the Floor Price. After the fifth anniversary of the Original Issue Date, the Cap Amount will be 175% of the Floor Price.

         "Certificate of Incorporation" means the Corporation's Amended and Restated Certificate of Incorporation and any applicable certificate of designation, as the same may be amended from time to time.

         "Closing Price" of any security on any date means the closing sale price of such security on the NYSE on such date, as reported in the NYSE Consolidated Tape, or, if such security is not listed or admitted for trading on the NYSE on that date, as reported in the composite transactions reporting system for the principal United States securities exchange on which such security is so listed or admitted for trading, or, if such security is not so listed or admitted, as reported on the National Association of Securities Dealers, Inc. (the "Nasdaq") Automated Quotation System, or, if not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not
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available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for the purpose.

         "Common Stock" means the Class A Common Stock, $0.01 par value per share, of the Corporation.

         "Common Stock Price" means, on any specified date, the Closing Price of Common Stock on the last Trading Day before such date. The Common Stock Price shall be appropriately adjusted to take into account any dividends or distributions payable in Common Stock, or any reclassification, subdivision or combination of, or similar transaction involving, Common Stock with respect to which the specified date is the Ex-Date.

         "Conversion Amount Per Share" means the number of shares of Common Stock equal to

         (a) When the Common Stock Price as of the specified date is less than the Floor Price, the quotient obtained by dividing (i) the Floor Price by (ii) the Common Stock Price as of the specified date;

         (b) When the Common Stock Price as of the specified date is less than or equal to the Cap Amount and greater than or equal to the Floor Price, one share; and

         (c) When the Common Stock Price as of the specified date is greater than the Cap Amount, the quotient obtained by dividing
                  (i) the Cap Amount by (ii) the Common Stock Price as of the specified date.

         "Conversion Date" means the date specified in Section 7(b).

         "Conversion Notice" means a notice given by the holder of Capped Convertible Preferred Stock to the Corporation which specifies the number of shares of Capped Convertible Preferred Stock to be converted.

         "Conversion Ratio" means the product of (a) the quotient obtained by dividing (i) $10,000 by (ii) the Floor Price, multiplied by the (b) Conversion Amount Per Share.

         "Determination Date" means (a) when used with respect to any dividend or other distribution, the date fixed for the determination of the holders of the securities entitled to receive such dividend or distribution, or, if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution and (b) when used with respect to any subdivision, combination or reclassification of securities, the date upon which such subdivision, combination or reclassification becomes effective.

         "Dividend Payment Dates" shall have the meaning set forth in Section 4(a).

         "Dividend Period" means the quarterly period commencing on the date following any Dividend Payment Date and ending on the next-following Dividend Payment Date, or, in each


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such case as to particular shares of Capped Convertible Preferred Stock, such shorter period during which such shares are outstanding.

         "ESOP" means the employee stock ownership plan feature of the Plan and any other employee stock ownership plan and trust that is designated by the Corporation and that assumes or becomes a transferee or a successor by merger, spin-off or split-up, of any of the assets and liabilities of such employee stock ownership plan feature.

         "ESOP Convertible Preferred Stock" means the ESOP Convertible Preferred Stock, no par value, of the Corporation.

         "ESOP Loan Suspense Account" means a suspense account maintained by the ESOP pursuant to Treasury Regulation section 54.4975-11(c) (1979).

         "ESOP Note" means the Promissory Note dated June 13, 2000, made in favor of the Marriott Asset Fund.

         "Exchange" has the meaning described in Section 9(a) of the Certificate of Designation, Preferences and Rights of the Marriott International, Inc. ESOP Convertible Preferred Stock, as the same may be amended from time to time.

         "Ex-Date" means (a) when used with respect to any dividend or distribution, the first date on which the securities on which the dividend or distribution is payable trade regular way on the relevant exchange or in the relevant market without the right to receive such dividend or distribution, and
(b) when used with respect to any subdivision, combination or reclassification of securities, the first date on which the securities trade regular way on such exchange or in such market to reflect such subdivision, combination or reclassification becoming effective.

         "Ex-Dividend Period" shall have the meaning set forth in Section 4(a).

         "Extraordinary Cash Dividend" means, with respect to any security, a cash dividend or cash distribution on such security (other than a dividend or distribution in connection with a liquidation, dissolution or winding up of the issuer of such security) (the "Specified Dividend"), in an amount determined pursuant to the following sentence. If, upon the Trading Date prior to the date of the declaration (the "Declaration Date") with respect to the Specified Dividend, the aggregate per share amount of the Specified Dividend, together with the aggregate per share amounts of all cash dividends and cash distributions on such security with Ex-Dates occurring in the 360 consecutive day period ending on the date prior to the Ex-Date with respect to the Specified Dividend, exceeds 25% of the Common Stock Price on the Declaration Date with respect to the Specified Dividend, such excess shall be deemed to be an Extraordinary Cash Dividend.

         "Floor Price" means the Common Stock Price on the Original Issue Date.


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         "Investment Manager" means the investment manager of the ESOP from time to time or, if no person is serving as investment manager of the ESOP at any time, the trustee or trustees of the Plan.

         "Legal Holiday" means any day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York.

         "Marriott Asset Fund" means the grantor trust established and owned by the Corporation for the purpose of holding and investing in the Capped Convertible Preferred Stock, subject to its terms.

         "NYSE" means the New York Stock Exchange.

         "Original Issue Date" means the date of original issuance of the Capped Convertible Preferred Stock.

         "Per-Share Redemption Amount" means, as of any specified date, the product of (a) the quotient obtained by dividing (i) $10,000 by (ii) the Floor Price, multiplied by (b) the product of (i) the Conversion Amount Per Share and
(ii) the Common Stock Price on the specified date.

         "Plan" means the Marriott International, Inc. Employees' Profit Sharing, Retirement and Savings Plan and Trust, and any other plan and trust qualified under Section 401(a) of the Code that is designated by the Corporation and that assumes or becomes a transferee or a successor by merger, spin-off or split-up, of any assets and liabilities of such plan.

         "Purchase Money Note" means the Promissory Note dated June 13, 2000, made by the ESOP in favor of the Corporation.

         "Record Date" shall have the meaning set forth in Section 4(a).

         "Redemption Date" means the Business Day that is the effective date of a redemption pursuant to Section 8.

         "Redemption Notice" means the notice described in Section 8(c).

         "Redemption Price" means the sum of (a) the product of (i) the number of whole and fractional shares of Capped Convertible Preferred Stock redeemed, multiplied by (ii) the Per-Share Redemption Amount, plus (b) any accumulated and unpaid dividends payable pursuant to Section 4(a).

         "Regular Cash Dividend" means, with respect to any security, any cash dividend or cash distribution with respect to such security other than an Extraordinary Cash Dividend.

         "Trading Day" means, with respect to any security, (a) if the principal trading market for the applicable security is the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business, (b) if the principal trading market for the applicable security is the Nasdaq, a day on which a trade may be made on the


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Nasdaq National Market, or (c) if the applicable security is not listed, admitted for trading or quoted as provided in clause (a) or (b), any day Business Day. Any day for which there is no reported sales of Common Stock on the applicable exchange or market shall not be treated as a Trading Day.

         2.    Designation of the Series; Rank. The shares of such series of
               -------------------------------
Preferred Stock shall be designated as "Capped Convertible Preferred Stock" and the number of shares constituting such series shall be 100,000. The Capped Convertible Preferred Stock shall have no par value. As to dividends and upon liquidation, dissolution or winding up, the Capped Convertible Preferred Stock shall rank senior to the Common Stock, junior to the ESOP Convertible Preferred Stock and, unless otherwise provided in the Certificate of Incorporation, junior to all other existing and future classes or series of preferred stock of the Corporation.

         3.    Issuance and Automatic Conversion.
               ---------------------------------

               (a) Shares of Capped Convertible Preferred Stock shall be issued or sold by the Corporation only to the Marriott Asset Fund.

               (b) In the event of any sale, transfer or other disposition other than to the Marriott Asset Fund or the ESOP Loan Suspense Account pursuant to an Exchange (including, without limitation, any transfer to any account in the Plan other than the ESOP Loan Suspense Account, any transfer to any participant in the Plan or any transfer upon a foreclosure or other realization upon shares of Capped Convertible Preferred Stock pledged as security for any loan or loans made to the ESOP) (hereafter a "transfer") of shares of Capped Convertible Preferred Stock without the written consent of the Corporation, which may be withheld by the Corporation in its sole and absolute discretion, the shares of Capped Convertible Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or any other person, shall automatically convert into a whole number of shares of fully paid and nonassessable Common Stock equal to the product of the number of shares of Capped Convertible Preferred Stock so transferred multiplied by the Conversion Ratio, with the Conversion Date for such conversion being the effective date of such transfer. A cash adjustment in lieu of any fractional share of Common Stock shall be paid as provided in Section 7(c). Thereafter the person to whom the shares of Capped Convertible Preferred Stock are transferred, or the Plan in the event shares of Capped Convertible Preferred Stock are released or transferred from the ESOP Loan Suspense Account (hereinafter such person, or the Plan in such event, referred to as the "transferee") shall not have any of the powers, preferences or relative, participating, optional or special rights ascribed to the shares of Capped Convertible Preferred Stock transferred, but, rather, shall have only the powers and rights pertaining to the shares of Common Stock into which such shares of Capped Convertible Preferred Stock shall have been so converted. In the event of any conversion pursuant to this Section 3, such transferee shall be treated for all purposes as the recordholder of the shares of Common Stock into which its shares of Capped Convertible Preferred Stock shall have been converted as of the close of business on the Conversion Date.

               (c) Shares of Capped Convertible Preferred Stock shall be uncertificated shares within the meaning of Section 158 of the General Corporation Law of the State of


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Delaware. Transfers of shares of ESOP Convertible Preferred Stock may only be effected by applicable entry or entries in the stock transfer books of the Corporation. The Corporation shall, as soon as practicable after surrender of the shares of Capped Convertible Preferred Stock converted pursuant to this
Section 3 and payment of any transfer or similar tax payable by the holder (or provision to the Corporation of evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid), deliver to such transferee a certificate or certificates evidencing shares of Common Stock into which such shares of Capped Convertible Preferred Stock shall have been so converted together with a cash payment in respect of any fractional share of Common Stock otherwise issuable.

         4.    Dividends.
               ---------

               (a) Holders of shares of Capped Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cash dividends at a quarterly rate of $112.50 per share (including a pro rated amount for any fractional share), and no more, which shall be fully cumulative, shall accumulate without interest from the Original Issue Date, and shall be payable, in cash, in arrears on September 13, December 13, March 13, and June 13, of each year (the "Dividend Payment Dates"), commencing September 13, 2000 (except that, if any such date is not a Business Day, then such dividend shall be payable on the first preceding Business Day), to holders of record as they appear upon the stock transfer books of the Corporation at the close of business on such record dates, not more than ninety (90) days preceding the related Dividend Payment Dates, as are fixed by the Board of Directors (each, a "Record Date"). The Record Date for any Dividend Payment Date may be such Dividend Payment Date. Holders at the close of business on a Record Date of shares of Capped Convertible Preferred Stock that are redeemed on a Redemption Date during the period (the "Ex-Dividend Period") between such Record Date and the corresponding Dividend Payment Date shall not (unless the Corporation elects otherwise, in its sole discretion), in their capacity as such, be entitled to receive the dividend payment on such Dividend Payment Date, but shall be entitled to receive accumulated and unpaid dividends on the Redemption Date as part of the Redemption Price. In the event the Marriott Asset Fund shall forgive interest due on the Purchase Money Note in an amount equal to any declared or accrued but unpaid dividend required under this Section 4(a), such amount shall not be treated as an accumulated and unpaid dividend payable pursuant to this
Section 4(a).

               (b) For any Dividend Period which does not end on a Dividend Payment Date, the dividend payable on each such share of the Capped Convertible Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and four quarters consisting of three months each. The aggregate dividend paid to a holder of shares of Capped Convertible Preferred Stock shall be based on the aggregate number of whole and fractional shares of Capped Convertible Preferred Stock held by such holder at the close of business on the applicable Record Date and rounded to the nearest whole cent (with one-half cent rounded upward). Unless otherwise provided herein, dividends on each share of Capped Convertible Preferred Stock will be cumulative from and including the Original Issue Date to and excluding the earliest to occur of (i) the date of redemption of such share, (ii) the date of conversion of such share, and (iii) the date of final distribution of assets upon any voluntary or involuntary

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liquidation, dissolution or winding up of the Corporation. Holders of shares of the Capped Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, or to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of the Capped Convertible Preferred Stock that may be in arrears. Any dividend payment made on shares of the Capped Convertible Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend with respect to shares of the Capped Convertible Preferred Stock.

         5.    Liquidation Preference.
               ----------------------

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Capped Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation senior and in preference to the Capped Convertible Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Capped Convertible Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $10,000 per share plus any dividends declared or accrued but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Capped Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Capped Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Capped Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Capped Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Capped Convertible Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         6.    Voting.
               ------

               (a)   General. The holders of shares of Capped Convertible
                     -------
Preferred Stock shall not be entitled to vote except as provided in Section 6(b) below.

               (b) Class Voting Rights. So long as the Capped Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding shares of Capped Convertible Preferred Stock, voting separately as a class, amend, alter or repeal any provision of the Certificate of Incorporation, except as provided herein, so as to (i) affect adversely the special rights, preferences, qualifications, limitations or restrictions of the Capped Convertible Preferred Stock or (ii) increase the number of authorized, or issue additional, shares of Capped Convertible Preferred Stock; provided, however,
                                                          --------  -------
that the creation, authorization or issue, or reclassification of any authorized stock of the Corporation into, or increase in the authorized amount of, any class or series of stock of the Corporation ranking senior to or on a parity with the Capped Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to affect adversely the special rights, preferences, qualifications, limitations or restrictions of the Capped Convertible Preferred Stock or otherwise require the affirmative vote or consent of the holders of the Capped Convertible Preferred Stock.

              (c)    Class Voting Rights of ESOP Convertible Preferred Stock.
                     -------------------------------------------------------
The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Capped Convertible Preferred Stock of the Corporation, except as provided herein, so as to (i) decrease the number of shares issuable upon conversion of the Capped Convertible Preferred Stock as provided in Section 3 or Section 7, (ii) increase the number of shares of Capped Convertible Preferred Stock subject to redemption, (iii) reduce the Per-Share Redemption Amount for Capped Convertible Preferred Stock, or (iv) amend the requirements of this Section 6(c), without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of ESOP Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

         7.    Conversion.
               ----------

               (a)   Conversion Right. Outstanding shares of Capped Convertible
                     ----------------
Preferred Stock held in the ESOP Loan Suspense Account after an Exchange shall be convertible, at the option of the Investment Manager, at any time and from time to time, and without the payment of additional consideration, into such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying (i) the number of shares of Capped Convertible Preferred Stock to be converted by (ii) the Conversion Ratio as of the Conversion Date. Outstanding shares of Capped Convertible Preferred Stock shall not be convertible by the Marriott Asset Fund.

               (b)   Conversion Procedures.
                     ---------------------

                     (i) In order to convert shares of Capped Convertible Preferred Stock into shares of Common Stock after an Exchange, the Investment Manager shall deliver, or cause to be delivered, to the Corporation or another place designated by the Corporation in a written notice sent to the ESOP, (A) a Conversion Notice, (B) a written instrument or instruments of transfer for the shares of Capped Convertible Preferred Stock being converted, in form satisfactory to the Corporation, duly executed by the Investment Manager, and
(C) if required pursuant to Section 7(f), an amount sufficient to pay any transfer or similar tax which is not payable by the Corporation (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). Any conversion pursuant to Section 7(a) shall be deemed to have been effected at the close of business on the Business Day on which all of the items specified in the immediately preceding sentence have been received by the Corporation,

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and any conversion pursuant to Section 3 shall be deemed to have been effected the date of any transfer described in Section 3 (in each case, the "Conversion Date").

               (ii) Except as provided in Section 4(a), the holder of a share of Capped Convertible Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable thereon on the corresponding Dividend Payment Date notwithstanding the conversion thereof during the Ex-Dividend Period or the Corporation's default in the payment of the dividend due on such Dividend Payment Date; provided, however, that, with respect to each
                                   --------  -------
share of Capped Convertible Preferred Stock surrendered for conversion during the Ex-Dividend Period, the Corporation shall retain a number of shares of Common Stock (or other securities or assets) otherwise required to be delivered upon such conversion equal to (A) the dividend payable on such share of Capped Convertible Preferred Stock, divided by (B) the Common Stock Price as of the Conversion Date. Except as provided for above, no payments or adjustments in respect of dividends on shares of Capped Convertible Preferred Stock surrendered for conversion (whether or not in arrears) or on account of any dividend on the shares of Common Stock issued upon conversion shall be made upon the conversion of any shares of Capped Convertible Preferred Stock.

               (iii) The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to the person specified in the Conversion Notice a certificate or certificates evidencing the number of full shares of Common Stock to which such person shall be entitled, together with a cash payment in respect of any fractional shares of Common Stock otherwise issuable. The person or persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Capped Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the relevant Conversion Date, unless the stock transfer books of the Corporation shall be closed on such Conversion Date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Ratio in effect on such Conversion Date.

         (c)   Fractional Shares. No fractional shares or scrip representing
               -----------------
fractional shares of Common Stock shall be issued upon conversion of any shares of Capped Convertible Preferred Stock. If more than one share of Capped Convertible Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Capped Convertible Preferred Stock which are converted. In lieu of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Capped Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Conversion Price of the Common Stock as of the Conversion Date, calculated to the nearer cent, with one-half cent rounded upward.

         (d)   Reservation and Authorization of Shares. The Corporation shall at
               ---------------------------------------
all times when the Capped Convertible Preferred Stock shall be outstanding, reserve and keep

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available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Capped Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Capped Convertible Preferred Stock.

         (e)   Converted Shares. After the Conversion Date with respect to any
               ----------------
shares of Capped Convertible Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights with respect to such shares, including but not limited to the rights, if any, to receive notices, dividends or other distributions and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock (and cash in lieu of fractional shares) in exchange therefor. Any shares of Capped Convertible Preferred Stock converted pursuant to Section 3 or Section 7 shall be retired and canceled after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions set forth herein.

         (f)   Payment of Taxes. The Corporation shall pay any and all issue and
               ----------------
other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Capped Convertible Preferred Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Capped Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. To the extent required by law, the Corporation may, upon any conversion of shares of Capped Convertible Preferred Stock, retain any shares of Common Stock (or other securities or assets) otherwise required to be delivered upon such conversion to the extent necessary to provide for the payment of taxes required to be withheld or deducted by the Corporation, and paid to any taxing authority having jurisdiction, from amounts otherwise due to the holder; provided, however, that the Corporation shall apply such shares or other securities or assets (or cash received upon disposition thereof), or make other provision, to discharge such taxes.

         (g)   Adjustment of Terms of Conversion. Upon the occurrence of any
               ---------------------------------
event that affects the Common Stock and that the Board of Directors determines would violate the general principle that each share of Capped Convertible Preferred Stock shall be convertible into a number of shares of Common Stock (and cash for fractional shares) equal to the product of (i) the quotient obtained by dividing $10,000 by the Floor Price, multiplied by (ii) the Conversion Amount Per Share as of the Conversion Date, or upon the determination by the Board of Directors that such event may occur, the Board of Directors shall modify the Conversion Ratio, the Conversion Amount Per Share or the Cap Amount, or take any other action pursuant to this Section 7(g), as it determines in its sole discretion to be necessary or desirable in order to implement such general principle, provided, however, that any such action by the Board of
                   --------  -------
Directors pursuant to this Section 7(g) shall be supported by a written opinion of an investment banking firm of recognized national standing selected by the Corporation that such action is fair and reasonable to the ESOP from a financial standpoint. Any adjustment or other action taken pursuant to this Section 7(g) shall, to the extent determined by the Board of Directors to be applicable, also apply in determining the Redemption Price for any shares of Capped Convertible Preferred Stock which are redeemed on or after the effective date of such adjustment or other action.

         8.    Redemption.
               ----------

               (a)   Shares Held by the Marriott Asset Fund. If the shares of
                     --------------------------------------
Capped Convertible Preferred Stock are held by the Marriott Asset Fund, on each of the due dates for quarterly interest payments on the Purchase Money Note (each such date, a Redemption Date), the Corporation shall redeem a number of shares of Capped Convertible Preferred Stock equal to the least of (i) the number of shares of Capped Convertible Preferred Stock held by the Marriott Asset Fund as of the Redemption Date, (ii) the quotient obtained by dividing (A) the excess of (i) the product of (x) a fraction, the numerator of which is the excess, if any, of the Common Stock Price on such Redemption Date, over the Floor Price, and the denominator of which is the Floor Price, multiplied by (y) $1,000,000,000, over (ii) the cumulative dollar amount, as of the day immediately prior to such Redemption Date, of the Redemption Price paid with respect to all prior redemptions of shares of Capped Convertible Preferred Stock held by the Marriott Asset Fund pursuant to this Section 8(a) (determined without regard to any portion of the Redemption Price attributable to accumulated and unpaid dividends payable pursuant to Section 4(a)), by (B) the Per-Share Redemption Amount for shares of Capped Convertible Preferred Stock as of such Redemption Date, or (iii) the quotient obtained by dividing (A) the excess, if any, as of such Redemption Date of (i) the outstanding principal balance and any interest that has become due and payable but is unpaid on the Purchase Money Note, over (ii) the outstanding principal balance and any interest that has become due and payable but is unpaid on the ESOP Note, by (B) the Per-Share Redemption Amount.

               (b)   Shares Released from the ESOP Loan Suspense Account. If
                     ---------------------------------------------------
shares of Capped Convertible Preferred Stock are held by the ESOP after an Exchange, the ESOP may, at the option of the Investment Manager, redeem any or all shares or fractions of a share of Capped Convertible Preferred Stock when and as they are released from the ESOP Loan Suspense Account as provided in Treasury Regulation section 54.4975-11(c).

               (c)   Notice of Redemption. In the event of a redemption pursuant
                     --------------------
to Section 8(a), the Corporation shall give notice (a "Redemption Notice") to the Marriott Asset Fund and the ESOP. In the event of a redemption pursuant to
Section 8(b), the ESOP shall give a Redemption Notice to the Corporation. Each Redemption Notice shall specify (i) the Redemption Date, (ii) the number of shares of Capped Convertible Preferred Stock to be redeemed or the aggregate Redemption Price for all shares of Capped Convertible Preferred Stock to be redeemed as of the applicable Redemption Date, and (iii) the place or places for payment of the Redemption Price and method for surrender of the shares to be redeemed. A Redemption Notice with respect to a redemption pursuant to Section 8(a) may be given on or before the Redemption Date. A Redemption Notice with respect to a redemption pursuant to Section 8(b) must be given before the Redemption Date.

               (d)   Redemption Procedures. On the Redemption Date, the holder
                     ---------------------
of shares of Capped Convertible Preferred Stock shall surrender, or cause to be surrendered, the shares to the Corporation and shall thereupon be entitled to receive payment of the applicable Redemption Price. If a Redemption Notice shall have been given, as aforesaid, and if, on the Redemption Date, assets necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside for, or paid to, the holder of the redeemed shares, then, notwithstanding that the redeemed shares of Capped Convertible Preferred Stock shall not have been surrendered, (i) such shares shall no longer be deemed outstanding, (ii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares, and (iii) all rights whatsoever with respect to such shares of Capped Convertible Preferred Stock shall terminate, except the right of the holders of such shares to receive the Redemption Price, without interest or any sum of money in lieu of interest thereon, upon surrender of their shares in the manner designated in the applicable Redemption Notice. Redemptions of shares of Capped Convertible Preferred Stock shall be effected as of the close of business on the Redemption Date before effecting any conversion for which the Conversion Date corresponds with the Redemption Date.

               (e)   No Sinking Fund. The shares of Capped Convertible Preferred
                     ---------------
Stock shall not be subject to the operation of any retirement or sinking fund.

               (f)   Redeemed Shares. After the Redemption Date with respect to
                     ---------------
any shares of Capped Convertible Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights with respect to such shares, including but not limited to the rights, if any, to receive notices, dividends or other distributions and to vote, shall immediately cease and terminate on the Redemption Date, except only the right of the holders thereof to receive the Redemption Price therefor. Any shares of Capped Convertible Preferred Stock redeemed pursuant to this Section 8 shall be retired and canceled after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions set forth herein.

               (g)   Payment of Redemption Price. The Corporation, at its
                     ---------------------------
option, may make payment of the Redemption Price for shares of Capped Convertible Preferred Stock held by the Marriott Asset Fund before an Exchange
(i) in cash, (ii) by forgiveness of principal and/or interest on the Purchase Money Note, or (iii) in any combination of cash and forgiveness of principal and/or interest on the Purchase Money Note. The Corporation, at its option, may make payment of the Redemption Price for shares of Capped Convertible Preferred Stock held by the ESOP after an Exchange (x) in cash, (y) in shares of Common Stock, or (z) in any combination of cash and shares of Common Stock. For purposes of determining the number of shares of Common Stock to be delivered by the Corporation in satisfaction, in whole or in part, of any Redemption Price for shares of Capped Convertible Preferred Stock held by the ESOP after an

Exchange, shares of Common Stock shall be valued at the Common Stock Price as of the Redemption Date.

         9.    Adjustment of Floor Price. The Floor Price shall be subject to
               -------------------------
adjustment from time to time as follows:

               (a) If the Corporation shall fix a Determination Date with respect to the payment or making of a dividend or other distribution on shares of Common Stock exclusively in shares of Common Stock, the Floor Price in effect as of the opening of business on the day following the Determination Date shall be decreased by multiplying such Floor Price by a fraction (i) the numerator of which shall be one and (ii) the denominator of which shall be the sum of one and the number of shares, or fraction thereof, constituting such dividend or other distribution to be paid or made in respect of each share of Common Stock.

               (b) If the Corporation shall fix a Determination Date with respect to the making of a dividend or other distribution on shares of Common Stock consisting exclusively of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, shares of Common Stock at a price per share less than the Common Stock Price on the Ex-Date for such dividend or distribution, the Floor Price in effect as of the opening of business on the day following the Determination Date shall be decreased by multiplying such Floor Price by a fraction (i) the numerator of which shall be the sum of one plus a fraction, the numerator of which is equal to the product of (A) the number of shares of Common Stock that may be subscribed for or purchased pursuant to the rights or warrants paid as a dividend on, or distributed in respect of, each share of Common Stock and (B) the per share subscription or purchase price of such rights or warrants, and the denominator of which is equal to the Common Stock Price on the Ex-Date, and (ii) the denominator of which shall be the sum of one plus the number of shares of Common Stock that may be subscribed for or purchased pursuant to the rights or warrants paid as a dividend on, or distributed in respect of, each share of Common Stock.

               (c) If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Floor Price in effect at the opening of business on the Determination Date shall be proportionately decreased or increased, respectively.

               (d) If the Corporation shall fix a Determination Date with respect to the making of a dividend or other distribution on shares of Common Stock (other than a dividend or distribution referred to in Section 9(a) or 9(b), or in connection with a liquidation, dissolution or winding up of the Corporation) consisting of evidences of its indebtedness, shares of any class of capital stock or other assets (including securities and Extraordinary Cash Dividends, but excluding Regular Cash Dividends) (any of the foregoing, other than any such excluded dividend or distribution, being hereinafter referred to as "Assets"), then, in each such case, the Floor Price in effect as of the opening of business on the day following the Determination Date shall be decreased by multiplying such Floor Price by a fraction (i) the numerator of which shall be the Common Stock Price on the Determination Date less the fair market value on the Determination

Date of the portion of the Assets so distributed applicable to one share of Common Stock and (ii) the denominator of which is the Common Stock Price on the Determination Date.

               (e) If the Floor Price is adjusted pursuant to Section 9(a), 9(b) or 9(d), as a result of the Corporation fixing a Determination Date, and the dividend or distribution with respect to which such Determination Date was fixed is not paid or made, or is only paid or made in part, the Floor Price in effect as of the opening of business on the day following the date on which such dividend or distribution was to have been paid or made shall be adjusted to equal either (i) if such dividend or distribution is not paid or made, the Floor Price that would then be in effect if such Determination Date had not been fixed, or (ii) if such dividend or distribution is only paid or made in part, the Floor Price that would then be in effect if the adjustment made as of the opening of business on the day following the Determination Date had been made on the basis of a dividend or distribution in the amount actually paid or made. If the Floor Price is adjusted pursuant to Section 9(b) as a result of the Corporation fixing a Determination Date for a dividend or distribution consisting of rights or warrants, and any of such rights or warrants expire unexercised, the Floor Price in effect as of the opening of business on the day following the date of expiration of such rights or warrants shall be adjusted to equal the Floor Price that would then be in effect if the adjustment made as of the opening of business on the day following the Determination Date with respect to such dividend or distribution had been made assuming that the number of shares of Common Stock that could be subscribed for or purchased pursuant to the rights or warrants paid as a dividend on, or distributed in respect of, each share of Common Stock had been multiplied by a fraction, the numerator of which is equal to the total number of such rights or warrants that were actually exercised and the denominator of which is equal to the total number of such rights or warrants that were paid as a dividend or distributed.

               (f)   No adjustment in the Floor Price pursuant to this Section
9 shall be required unless such adjustment would require an increase or decrease of at least 1% in the Floor Price; provided, however, that any adjustments which
                                   --------  -------
by reason of this subparagraph (f) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

               (g) No adjustment need be made for a transaction referred to in Section 9(a), 9(b) or 9(d) if the holder of the Capped Convertible Preferred Stock is to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of the Common Stock participate in the transaction; provided, however, that any such action of the Board of Directors pursuant to
--------  -------
this Section 9(g) shall be supported by a written opinion of an investment banking firm of recognized national standing selected by the Corporation that such action is fair and reasonable to the ESOP from a financial standpoint.

               (h) When the Floor Price is adjusted as provided in this Certificate of Designation:

                     (i) the Corporation shall compute the adjustment and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted Floor Price and showing in reasonable detail the facts upon which such adjustment is based; and

                     (ii) a notice stating that the Floor Price has been adjusted and setting forth the adjusted Floor Price shall as soon as practicable after the Corporation has calculated such adjustment be mailed by the Corporation to the record holder of shares of Capped Convertible Preferred Stock.

               (i) In any case in which this Section 9 provides that an adjustment shall become effective as of the opening of business on the day following the Determination Date with respect to a dividend or distribution or on the day on which a subdivision or combination becomes effective, the Corporation may defer until such dividend, distribution, subdivision or combination is effected (i) issuing to the holder of any share of Capped Convertible Preferred Stock converted after such day and before such dividend, distribution, subdivision or combination is effected any additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 7(c).

         10.   Consolidations, Mergers, etc. In the event the Corporation shall
               ----------------------------
enter into or engage in any consolidation, merger, share exchange, spin-off, split-up or similar transaction, pursuant to which (a) the outstanding shares of Common Stock are to be exchanged, changed, reclassified or converted into shares of capital stock of any successor or resulting or other company, or (b) shares of capital stock of a company other than the Corporation will be distributed to holders of Common Stock, the Board of Directors shall be entitled, but will not be required, to modify the Certificate of Incorporation in any respect, or make other provisions, as it determines in its sole discretion, and, anything in
Section 6(b) to the contrary notwithstanding, without the consent of, or any vote by, the holders of the Capped Convertible Preferred Stock such that, effective upon consummation of such transaction, (x) some or all of the then-outstanding shares of Capped Convertible Preferred Stock shall be converted into or exchanged for shares of convertible preferred stock of such successor, resulting or other company having in respect to such company the same powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions that the shares of Capped Convertible Preferred Stock had in respect of the Corporation immediately prior to such transaction, provided that after such transaction the shares of convertible preferred stock of such surviving, resulting or other company so received in such transaction, and the shares into which such convertible preferred stock shall be convertible, in each case shall be Qualifying Employer Securities with respect to the holder of such convertible preferred stock, and
(y) appropriate adjustment shall be made to the terms and conditions of any shares of Capped Convertible Preferred Stock which are not converted into or exchanged for shares of convertible preferred stock of a successor, resulting or other company as provided in clause (x) of this Section 10 to reflect the effect of such transaction, provided, however, that the Board of Directors shall obtain
                     --------  -------
a written opinion of an investment banking firm of recognized national standing selected by the Board of Directors or the Corporation, that such transaction, and any actions taken by the Board of Directors pursuant to this Section 10, will be fair and reasonable to the ESOP from a financial standpoint.

         11.   Shares Held for Exchange. Any shares of Capped Convertible
               ------------------------
Preferred Stock that are withdrawn by the Corporation from the Marriott Asset Fund as provided in the constituent documents for the Marriott Asset Fund shall be held by the Corporation as treasury stock and shall be reserved and kept available for purposes of effecting the exchange right of the ESOP as described in the Certificate of Designation, Preferences and Rights of Marriott International, Inc. ESOP Convertible Preferred Stock, as the same may be amended from time to time.

         12.   Fractional Shares of Capped Convertible Preferred Stock. Capped
               -------------------------------------------------------
Convertible Preferred Stock may be held in fractions of a share but no such fraction shall be less than one ten millionth (1/10,000,000) of a share. Fractional shares may be converted or redeemed and shall entitle the holder to participate in distributions and to have the benefit of all other rights of holders of Capped Convertible Preferred Stock.

         13.   Notices. All notices to be given or delivered to the Corporation
               -------
pursuant to this Certificate shall be given in writing and shall be deemed to have been given only upon receipt thereof by the Corporation at its principal executive offices as designated in its most recent filing pursuant to the Securities and Exchange Act of 1934 as amended, (or such other address as the Corporation shall specify in writing by notice to the holders of record of shares of the Capped Convertible Preferred Stock), addressed to the General Counsel, and sent by certified mail, return receipt requested, by hand delivery, by facsimile transmission or by such other means as the Corporation and the holder of record of Capped Convertible Preferred Stock may agree in writing. All notices to be given or delivered by the Corporation to the holder of record of shares of Capped Convertible Preferred Stock shall be sent by hand delivery or by first class mail, postage prepaid, to such holders at their last addresses as they appear on the stock transfer books of the Corporation, or to any such holder by facsimile transmission to a number given by such holder to the Corporation. All notices to be given or delivered to the Investment Manager or the ESOP pursuant to this Certificate of Designation shall be given in writing and shall be sent by hand delivery or by certified mail, return receipt requested, to the Investment Manager at Two International Place, Floor 34, Boston, MA 02110, Attn: Kelly Q. Driscoll/Marianne Sullivan (or such other address as the Investment Manager shall specify in writing by notice sent to the Corporation), addressed to the Investment Manager, or by facsimile transmission to (617) 664-2376 (or such other number for facsimile transmission as the Investment Manager shall specify in writing by notice sent to the Corporation).

                    [Signatures begin on the following page]

         IN WITNESS WHEREOF, the undersigned, does make, file and record this Certificate of Designation and does hereby certify that the facts herein stated are true, and accordingly hereto sets his hand this 13th day of June, 2000.



                                            /s/ W. David Mann
                                            -----------------
                                            W. David Mann